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                                                                    Exhibit 23.1


Hobe & Lucas
CERTIFIED PUBLIC ACCOUNTANTS, INC.

                                                         Crown Centre, Suite 430
                                                              5005 Rockside Road
                                                       Independence, Ohio  44131
                                                             Tel: (216) 524-8900
                                                             Fax: (216) 524-8777


                                 March 16, 2001



Mr. James Rallo
President and Chief Executive Officer
American Stone Industries, Inc.
8705 Quarry Road
P.O. Box 261
Amherst, OH  44001

                                     RE: Consent to Incorporation of Independent
                                         Auditors' Report

Dear Mr. Rallo:

       This firm was the independent auditor for American Stone Industries, Inc. (the "Company") for the fiscal year ended December 31, 2000. In this context, we understand that the Company is filing a Form 10-KSB with the Securities & Exchange Commission and has filed a Form S-8 with the Securities & Exchange Commission (registration number 333-74899).

       Pursuant to Rule 601(b)(23), this letter will serve as our consent for the Company to file with the Form 10-KSB and incorporate by reference in the Form S-8 our Independent Auditors' Report dated February 8, 2001 for fiscal year ended December 31, 2000 and to the reference of Hobe & Lucas, Certified Public Accountants, Inc., therein.


                                        /s/Hobe & Lucas



                                        Hobe & Lucas,
                                        Certified Public Accountants, Inc.

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